Exhibit 10.1

Execution Version

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of December 21, 2023 (the “Effective Date”), is by and among Irenic Capital Management LP, a Delaware limited partnership (“Irenic”), Irenic Capital Management GP LLC, a Delaware limited liability company, Irenic Capital Evergreen Master Fund LP, a Cayman Islands limited partnership, and Irenic Capital Evergreen Fund GP LLC, a Delaware limited liability company (each, an “Irenic Party,” and, together, the “Irenic Parties”), and Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”). Capitalized terms in this Agreement shall have the meanings set forth in this Agreement.

WHEREAS, the Company and the Irenic Parties have engaged in discussions concerning the Company; and

WHEREAS, the Company and the Irenic Parties desire to enter into an agreement regarding the appointment of the new director to the Board of Directors of the Company (the “Board”) and certain other matters, in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Irenic Parties and the Company agree as follows:

Section 1.        Board of Directors.

(a)          New Director. Within one (1) Business Day following the Effective Date, the Board and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to increase the size of the Board by one (1) and appoint Jeremy Grant (the “New Director”) as a member of the Board to fill the vacancy created by such increase in the Board, with an initial term expiring at the Company’s 2025 Annual General Meeting of Shareholders (the “2025 Annual Meeting”).

(b)          New Director Agreements, Arrangements, and Understandings. Each of the Irenic Parties represents, warrants, and agrees that neither it nor any of its Affiliates (i) has paid or will pay any compensation to the New Director in connection with such individual’s nomination to or service on the Board or (ii) has or will have any agreement, arrangement or understanding (whether compensatory or otherwise), written, or oral, with the New Director in connection with such individual’s nomination to or service on the Board or the Company’s performance or stock price.

(c)          2024 Annual Meeting Nominees. The Company and all applicable committees thereof shall take such actions as are necessary so that the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the Company’s 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”) shall include (i) nominees selected by the Board for a term of two years and (ii) the New Director for a non-binding advisory vote.

(d)          Size of the Board. (i) Following the appointment of the New Director and until the 2024 Annual Meeting, the size of the Board shall not exceed ten (10) directors and (ii) following the 2024 Annual Meeting and until the end of the Cooperation Period (as defined below), the size of the Board shall not exceed nine (9) directors, in the case of each of clauses (i) and (ii), unless Irenic shall have consented in writing (such consent not to be unreasonably withheld, conditioned or delayed).

(e)          Replacement New Directors. If the New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or ceases to be a director for any other reason prior to the expiration of the Cooperation Period, and, if at such time, the Irenic Parties beneficially hold a Net Long Position equal to, or have aggregate net long economic exposure to, at least 3.0% of the then-outstanding Ordinary Shares (the “Minimum Ownership Threshold”), the Company and the Irenic Parties shall cooperate in good faith to identify and mutually agree, subject to Sections 1(f) and 1(g), upon a substitute Qualified Director (such individual, a “Replacement New Director”), and the Board shall take such actions as are necessary to appoint such Replacement New Director to serve as a director of the Company for the remainder of the New Director’s term; provided, that if the Irenic Parties identify and propose Andy Dodge to serve as the Replacement New Director, the Company’s agreement to such individual’s appointment shall not be unreasonably withheld, delayed or conditioned, subject to Sections 1(f) and 1(g). Effective upon the appointment of the Replacement New Director to the Board, such Replacement New Director will be considered the New Director for all purposes of this Agreement. In the event the Irenic Parties seek to exercise their rights pursuant to this Section 1(e), the Irenic Parties shall certify in writing to the Company that the Minimum Ownership Threshold is satisfied as of the time of such exercise.

(f)          Replacement New Director Information. The Irenic Parties acknowledge, as a condition to any Replacement New Director’s appointment to the Board, such individual shall have provided to the Company (i) any consent and information the Company reasonably requests in connection with such appointment, including completion of the Company’s standard forms, D&O questionnaires and other customary onboarding and/or nomination documentation, and an executed consent to be named as a nominee in the Company’s proxy statement and to serve as a director if so elected for the full term for which such individual is elected at any Company meeting of shareholders, in each case, as provided by the Company, (ii) information requested by the Company that is required to be disclosed in a proxy statement or other filing under any applicable law, stock exchange rule, or listing standard, or as may be requested or required by any regulatory or governmental authority having jurisdiction over the Company or its Affiliates, (iii) information reasonably requested by the Company in connection with assessing eligibility, independence, and other criteria applicable to directors or satisfying compliance and legal obligations, and (iv) the execution of any one or more documents required by the Company of non-management directors of the Company to assure compliance with Section 1(g) and any written consent reasonably requested by the Company for the conduct of the Company’s vetting procedures generally applicable to non-management directors of the Company, including such information as is necessary or appropriate for the Company or its agents to perform a background check in the manner generally performed for non-management directors of the Company, including any one or more executed consents to such background check.

(g)          Company Policies. The parties acknowledge that the New Director, upon election or appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related person transactions, fiduciary duties, codes of conduct, trading, and disclosure policies, director resignation policy, share ownership guidelines, and other governance guidelines and policies of the Company as other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation, and fees, as are applicable to all non-management directors of the Company. The Company represents and warrants that: (a) all Company Policies currently in effect are publicly available on the Company’s website or described in its proxy statement filed with the SEC on March 28, 2023, or have otherwise been provided to the Irenic Parties, and such Company Policies will not be amended prior to the appointment of the New Director other than as may be required to implement this Agreement and (b) prior to the termination of the Cooperation Period, any changes to the Company Policies, or new Company Policies, will be adopted in good faith and not for the purpose of undermining or conflicting with the arrangements contemplated hereby. Notwithstanding the foregoing, no Company Policies, as currently in effect or as may be amended or adopted, shall in any way inhibit any Board members (including the New Director) from engaging in dialogue with the Irenic Parties so long as they comply with applicable law, their confidentiality obligations to the Company, their fiduciary duties to the Company, the Code of Business Conduct and the Company’s Corporate Governance Guidelines in their capacity as Board members.

(h)          Board Committees.

(i)          Effective upon the New Director’s appointment to the Board, the Board and all applicable committees thereof shall take all necessary actions to appoint the New Director to the Compensation Committee and the Development and Commercialization Committee (the “DCC”). In accordance with the immediately preceding sentence, the Board and each such committee thereof shall take all necessary actions to maintain the New Director as a member of such committee until the end of the Cooperation Period; provided that during such period the New Director remains eligible to serve on such committee under the applicable rules and regulations of the Nasdaq and the SEC. During the Cooperation Period, (a) the DCC shall be composed of no more than six (6) members and (b) any subcommittee of the DCC shall include the New Director. The DCC shall continue in existence until the expiration of the Cooperation Period, or such later date as may be determined by the Chair of the DCC following consultation with the Board.

(ii)          As soon as reasonably practicable following the Effective Date (but in no event later than five (5) Business Days thereafter), the Board shall take all action necessary to adopt an amended and restated DCC charter in the form attached to this Agreement as Exhibit A (the “Committee Charter”), and the Company shall make the Committee Charter publicly available on the Company’s website. Any proposed change to the Committee Charter prior to the end of the Cooperation Period will require the prior written consent of the Irenic Parties.

(i)          Termination. The Company’s obligations under this Section 1 shall terminate upon the earlier of: (i) such time as the Irenic Parties collectively own less than the Minimum Ownership Threshold and (ii) any material breach of this Agreement (including Section 2) by any Irenic Party upon five (5) Business Days’ written notice by the Company to the Irenic Parties if such breach has not been cured by the end of such notice period; provided that (ii) shall not serve as grounds for termination in the event the Company is in material breach of this Agreement at the time such notice is given or during the notice period.

Section 2.        Cooperation.

(a)          Non-Disparagement. During the Cooperation Period, the Company and each Irenic Party shall refrain from making, and shall cause its respective Controlling and Controlled Affiliates (and under common Control) and each of its and their respective principals, directors, members, general partners, officers and employees (collectively, “Covered Persons”) not to make or cause to be made any written or oral statement or announcement (each, a “Statement”) that constitutes an ad hominem attack on, that otherwise disparages, defames, impugns (whether publicly or privately) or publicly criticizes, or that is reasonably likely to damage the reputation of (A) in the case of any Statement by any of the Irenic Parties or their Covered Persons: the Company, any of its Affiliates or any of its or their respective current or former Covered Persons; and (B) in the case of any Statement by the Company or its Covered Persons: any of the Irenic Parties, any of their respective Affiliates or any of their respective current or former Covered Persons or the New Director, in each case including (x) in any statement, document, or report filed with, furnished to, or otherwise provided to the SEC or any other governmental or regulatory authority, (y) in any press release or other form of Statement made available to any form of media, and (z) to any journalist or member of the media (including in a television, radio, newspaper, or magazine interview, podcast or Internet or social media communication). The foregoing shall not (1) restrict the ability of any Person to comply with any subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over such Person or to enforce such Person’s rights under this Agreement or (2) apply to any private communication among the Irenic Parties and their Affiliates, Covered Persons and Representatives (in their respective capacities as such), on the one hand, and among the Company and its Affiliates, Covered Persons and Representatives (in their respective capacities as such), on the other hand.

(b)          Voting. During the Cooperation Period, each Irenic Party will cause all of the Ordinary Shares that such Irenic Party or any of its Controlling or Controlled Affiliates (or those under common Control) has the right to vote (or to direct the vote), as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of shareholders of the Company or at any adjournment or postponement thereof or to deliver any consent or consent revocation, as applicable, in connection with any action by written consent of the shareholders of the Company in lieu of a meeting, (i) in favor of each director nominated and recommended by the Board for election at any meeting of shareholders of the Company or action by written consent of shareholders of the Company held during the Cooperation Period, (ii) against any shareholder nomination for director that is not approved and recommended by the Board for election, (iii) against any proposal or resolution to remove any member of the Board, and (iv) in accordance with the recommendations by the Board on all other proposals or business that may be the subject of shareholder action; provided, however, that the Irenic Parties and their Affiliates shall be permitted to vote in their sole discretion on any proposal with respect to any Extraordinary Transaction; provided, further, that, in the event that both Institutional Shareholder Services and Glass Lewis & Co. (including any successor thereof) issue a voting recommendation that differs from the voting recommendation of the Board with respect to any Company-sponsored proposal submitted to shareholders at a shareholder meeting (other than with respect to the election of directors to the Board, the removal of directors from the Board, the size of the Board or the filling of any vacancy on the Board), the Irenic Parties and their Affiliates may, but are not required to, vote in accordance with any such recommendation.

(c)          Standstill. During the Cooperation Period, each Irenic Party will not, and will cause its Controlling and Controlled Affiliates (and those under common Control) and its and their respective Representatives acting on their behalf (collectively with the Irenic Parties, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of the Company or the Board:

(i)          acquire, or offer, or agree to acquire, by purchase or otherwise, or direct any Third Party in the acquisition of record or beneficial ownership of or economic exposure to any Voting Securities or engage in any swap or hedging transaction, or other derivative agreement of any nature with respect to any Voting Securities, in each case, if such acquisition, offer, agreement or transaction would result in the Irenic Parties, together with their Affiliates, having beneficial ownership of more than 9.99%, or aggregate economic exposure to more than 9.99%, of the Ordinary Shares outstanding at such time;

(ii)          alone or in concert with any one or more Third Parties, (A) call or seek to call (either publicly or privately) a meeting of the Company’s shareholders or act by written consent in lieu of a meeting (or call or seek to call for the setting of a record date therefor), (B) seek election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in Section 1, (C) make or be the proponent of any shareholder proposal to the Company, the Board or any of its committees, (D) seek (including through any “withhold” or similar campaign) the removal of any member of the Board, or (E) conduct, call for or publicly support a referendum of shareholders of the Company; provided that nothing in this Agreement will prevent the Irenic Parties or their Affiliates from taking actions in furtherance of privately identifying any Replacement New Director in accordance with Section 1(e), as applicable;

(iii)          make any request for stock list materials or other books and records of the Company or any of its Affiliates under any statutory or regulatory provision relating to shareholder access to books or records of the Company or any of its Affiliates;

(iv)          engage in any “solicitation” (as such term is used in the proxy rules of the SEC, but including, notwithstanding anything to the contrary in Rule 14a-2 under the Exchange Act, solicitations of ten (10) or fewer shareholders that would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) under the Exchange Act) of one or more proxies or consents with respect to the election or removal of one or more directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any such solicitation of proxies or consents;

(v)          make or submit to the Company or any of its Affiliates any proposal, or offer for (with or without one or more conditions), either alone or in concert with others, any tender offer, exchange offer, merger, consolidation, amalgamation, acquisition, sale of all or substantially all assets, spinoff, splitoff or other similar separation of one or more business units, separation, business combination, recapitalization, restructuring, reorganization, liquidation, dissolution or similar extraordinary transaction involving the Company or one or more of its direct or indirect subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”), either publicly or in a manner that would reasonably be expected to result in or require public disclosure by the Company or any of the Restricted Persons (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving consideration or other payment for shares, or otherwise participating in any Extraordinary Transaction on the same basis as other shareholders of the Company);

(vi)          make any public proposal with respect to (A) any change in the number or identity of directors of the Company or the filling of any vacancy on the Board, other than as provided under Section 1 of this Agreement, (B) any change in the capitalization, capital allocation policy or dividend policy of the Company or sale, spinoff, splitoff or other similar separation of one or more business units, (C) any other change to the Board or the Company’s management or corporate or governance structure, (D) any waiver, amendment or modification to the Company’s Amended and Restated Memorandum of Association or Articles of Association, (E) causing the Ordinary Shares to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing the Ordinary Shares to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii)          knowingly encourage or advise any Third Party or knowingly assist any Third Party in encouraging or advising any other Person with respect to (A) the giving or withholding of any proxy relating to, or other authority to vote, any Voting Securities, or (B) conducting any type of referendum relating to the Company (including for the avoidance of doubt with respect to the Company’s management or the Board), other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise expressly permitted by this Agreement;

(viii)          form, join, knowingly encourage or act in concert with any Group with respect to any Voting Securities, other than solely with Affiliates of the Irenic Parties with respect to Voting Securities now or hereafter owned by them;

(ix)          enter into any voting trust, arrangement or agreement with respect to any Voting Securities, or subject any Voting Securities to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely between or among any two or more of the Irenic Parties and their Affiliates, or (C) granting any proxy in any solicitation approved by the Board and consistent with Section 2(b);

(x)          engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange-traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of any of the Company’s securities and would, in the aggregate or individually, result in the Irenic Parties ceasing to have a Net Long Position in the Company;

(xi)          sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, all or substantially all, voting rights decoupled from the underlying Ordinary Shares held by a Restricted Person to any Third Party;

(xii)          institute, solicit or join as a party any litigation, arbitration or other proceeding against or involving the Company, any of its subsidiaries or any of its or their respective current or former directors or officers (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Irenic Party from (A) bringing litigation against the Company to enforce any express provision of this Agreement instituted in accordance with and subject to Section 10, (B) making any counterclaim with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against any Irenic Party, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising statutory appraisal rights, or (E) responding to or complying with validly issued legal process;

(xiii)          enter into any negotiation, agreement, arrangement, or understanding (whether written or oral) with any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 2(c); or

(xiv)          make any request or submit any proposal to amend or waive any of the terms of this Agreement (including this subclause), in each case publicly or that would reasonably be expected to result in a public announcement or disclosure of such request or proposal or give rise to a requirement to so publicly announce or disclose such request or proposal;

provided that the restrictions in this Section 2(c) shall terminate automatically upon the earliest of the following (A) any material breach of this Agreement by the Company (including any failure to appoint the New Director to the Board in accordance with Section 1(a), adopt the Committee Charter in accordance with Section 1(h), to include the New Director in the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2024 Annual Meeting in accordance with Section 1(c), or to issue the Press Release in accordance with Section 3) upon five (5) business days’ written notice by any of the Irenic Parties to the Company if such breach has not been cured within such notice period; provided that the Irenic Parties are not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period; (B) the Company’s entry into (x) a definitive agreement with respect to any Extraordinary Transaction that, if consummated, would result in the acquisition by any person or group of more than 50% of the Voting Securities or assets having an aggregate value exceeding 50% of the aggregate enterprise value of the Company (i.e. the market capitalization of the Company plus its indebtedness), (y) one or more definitive agreements providing for the acquisition by the Company or its subsidiaries of one or more businesses or assets having an aggregate value exceeding 25% of the aggregate enterprise value of the Company during the Cooperation Period, or (z) one or more definitive agreements providing for a transaction or series of related transactions which would in the aggregate result in the Company issuing to one or more Third Parties at least 20% of the Ordinary Shares of the Company (including on an as-converted basis, and including other Voting Securities with comparable voting power) outstanding immediately prior to such issuance(s) (including in a PIPE, convertible note, convertible preferred security or similar structure) during the Cooperation Period (provided that securities issued as consideration for (or in connection with) the acquisition of the assets, securities and/or business(es) of another person by the Company or one or more of its subsidiaries shall not be counted toward this clause (z)) and (C) the commencement of any tender or exchange offer (by any person or group other than the Irenic Parties or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, where the Company files with the SEC a Schedule 14D-9 (or amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer (it being understood that nothing herein will prevent the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer).

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including the restrictions in this Section 2(c)) will prohibit or restrict any Restricted Person from (I) making any public or private statement or announcement with respect to any Extraordinary Transaction that is publicly disclosed by the Company, provided that any such statement or announcement shall comply with such Restricted Person’s obligations pursuant to Section 2(a), (II) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such Restricted Person (so long as such process or request did not arise as a result of any discretionary act by any Restricted Person); provided that such Restricted Person will notify the Company promptly in writing (if reasonably practicable and to the extent not legally prohibited) of the existence, terms, and circumstances surrounding such request or requirement; provided further, that no Restricted Person shall be required to provide the notice to the Company referenced in the immediately preceding proviso in the case of disclosures required to be made by such Restricted Person in the course of a routine audit or review by a competent regulatory or administrative authority which is not specifically related to the Company or such Restricted Person’s interactions with the Company, (III) granting any lien or encumbrance on any claim or interest in favor of a bank or broker-dealer or prime broker holding such claim or interest in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claim or interest in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, (IV) negotiating, evaluating or trading, directly or indirectly, in any index fund, exchange-traded fund, benchmark fund or broad basket of securities that may contain or otherwise reflect the performance of, but does not primarily consist of, securities of the Company, or (V) providing its views privately to any member of the Board, the Company’s Chief Executive Officer, Chief Financial Officer, or General Counsel or any member of the Company’s investor relations team made available for communications involving broad-based groups of investors (including through participation in investor meetings or conferences) regarding any matter, or privately requesting a waiver of any provision of this Agreement, as long as such private communications or requests would not reasonably be expected to require public disclosure of such communications or requests by the Company or any of the Restricted Persons.

Section 3.        Public Announcement. Unless otherwise agreed in writing by the Company and the Irenic Parties, not later than 5:30 p.m. Eastern Time on December 21, 2023, the Company shall issue a press release (the “Press Release”), in the form of Exhibit B, and thereafter shall promptly file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing its entry into this Agreement and including a copy of this Agreement and the Press Release as exhibits thereto. The Company shall provide the Irenic Parties with a copy of such Form 8-K prior to any issuance of or filing with the SEC and shall consider any reasonable and timely comments of the Irenic Parties and their Representatives. Neither the Company or any of its Affiliates nor the Irenic Parties or any of their Affiliates shall make any public statement regarding the subject matter of this Agreement, this Agreement or the matters set forth in the Press Release prior to the issuance of the Press Release without the prior written consent of the other party.

Section 4.        Representations and Warranties of the Company. The Company represents and warrants to the Irenic Parties that: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 5.        Representations and Warranties of the Irenic Parties. Each Irenic Party represents and warrants to the Company that: (a) such Irenic Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Irenic Party, constitutes a valid and binding obligation and agreement of such Irenic Party and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against such Irenic Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such Irenic Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Irenic Party, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Irenic Party is a party or by which it is bound; and (d) the Irenic Parties, together with their Affiliates, (i) beneficially own (as defined in Rule 13d-3 under the Exchange Act) in the aggregate 2,760,948 Ordinary Shares and (ii) have a Net Long Position in 5.2% of Ordinary Shares.

Section 6.        Definitions. For purposes of this Agreement:

(a)          the term “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act and shall include any Person who otherwise qualifies as an Affiliate at any time subsequent to the date of this Agreement; provided that none of the Company or its Affiliates or Representatives, on the one hand, and the Irenic Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a Person shall not include any entity solely by reason of the fact that one or more of such Person’s employees or principals serves as a member of such entity’s board of directors or similar governing body, unless such Person otherwise Controls such entity; provided, further, that, with respect to the Irenic Parties, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Irenic Parties or their Affiliates (unless such portfolio operating company is acting at the direction of any one or more of the Irenic Parties or any of their Affiliates to engage in conduct prohibited by this Agreement);

(b)          the term “Articles of Association” means the Company’s Amended and Restated Memorandum and Articles of Association;

(c)          the terms “beneficial owner” and “beneficially own” have the meanings set forth in Rule 13d-3 under the Exchange Act, except that a Person will also be deemed to be the beneficial owner of all shares of the Company’s capital shares that (i) such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any right in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and (ii) such Person or any of such Person’s Affiliates has or shares the right to vote or dispose;

(d)          the term “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed;

(e)          the term “Control” (including the terms “Controlling,” “Controlled”, and “under common Control”) mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract, or otherwise;

(f)          the term “Cooperation Period” means the period from the execution of this Agreement until the earlier of (i) thirty (30) calendar days prior to the notice deadline under the Articles of Association for the nomination of non-proxy access director candidates (the “Notice Deadline”) for election to the Board at the 2025 Annual Meeting and (ii) one hundred fifty (150) days prior to the first anniversary of the 2024 Annual Meeting; provided, however, that if the Company notifies the Irenic Parties in writing at least twenty (20) calendar days prior to the expiration of the Cooperation Period that the Board irrevocably offers, subject to Irenic’s acceptance of such offer, to re-nominate the New Director for election at the 2025 Annual Meeting and the Irenic Parties accept such offer within fifteen (15) calendar days of receipt of such notice, the Cooperation Period shall be automatically extended until the date that is the earlier of (a) thirty (30) calendar days prior to the Notice Deadline for election to the Board at the Company’s 2026 Annual General Meeting of Shareholders and (b) one hundred fifty (150) days prior to the first anniversary of the 2025 Annual Meeting. For the avoidance of doubt, if the Irenic Parties do not accept the Company’s offer to irrevocably re-nominate the New Director or do not notify the Company within such fifteen (15) calendar day period as provided in clause (ii) hereof, such offer will cease to remain irrevocable and there shall be no obligation to re-nominate the New Director;

(g)          the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC;

(h)          the term “Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act;

(i)          the term “Net Long Position” has the meaning set forth in Rule 14e-4 under the Exchange Act;

(j)          the term “Ordinary Shares” means an ordinary share in the capital of the Company, par value $0.00001 per share;

(k)          the terms “Person” or “Persons” shall be interpreted broadly to include any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(l)          the term “Qualified Director” means an individual who (i) qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors and (ii) unless the Company otherwise consents in its sole discretion, (A) is not an employee, officer, director, general partner, manager or other agent of an Irenic Party or of any Affiliate of an Irenic Party, (B) is not a limited partner, member, or other investor (unless such investment is immaterial and has been disclosed to the Company) of or in any Irenic Party or any Affiliate of an Irenic Party, and (C) does not have any agreement, arrangement, or understanding, written or oral, with any Irenic Party or any Affiliate of an Irenic Party regarding such individual’s service as a director of the Company (unless any such agreement, arrangement, or understanding has been disclosed to the Company);

(m)          the term “Representatives” means a party’s directors, principals, members, general partners, managers, officers, employees, agents, advisors and other representatives;

(n)          the term “SEC” means the U.S. Securities and Exchange Commission;

(o)          the term “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a director or officer of the Company, or legal counsel to any party to this Agreement; and

(p)          the term “Voting Securities” means the Ordinary Shares and any other Company securities entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; provided that, as pertains to any obligation of the Irenic Parties or any other Restricted Person (including under Section 2(c)), “Voting Securities” will not include any securities contained in any index fund, exchange-traded fund, benchmark fund or broad basket of securities that may contain or otherwise reflect the performance of, but does not primarily consist of, securities of the Company.

Section 7.        Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed delivered given and received (a) when (x) delivered in person or (y) transmitted by email (with written confirmation of completed transmission other than any automated reply), (b) on the third (3rd) Business Day following the mailing thereof by certified or registered mail (return receipt requested), or (c) on the first (1st) Business Day following the mailing thereof by a nationally recognized overnight carrier to the parties at the following addresses (or to such other address as such party may specify in a written notice given to the other parties); provided that any notice delivered pursuant to clauses (a)(x), (b), or (c) of this Section 7 is also promptly delivered to the email address of such party set forth below (for the avoidance of doubt, such email shall not in and of itself be deemed delivery given and received of such communications or legal process):

If to the Company:

Theravance Biopharma, Inc.

c/o Theravance Biopharma US, Inc.

901 Gateway Boulevard

South San Francisco, California 94080

Attention:

Email:

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:

Email:

and

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

Attention:

Email:

If to the Irenic Parties:

Irenic Capital Management L.P.

767 Fifth Avenue, 15th Floor

New York, NY 10153

Attention:

Email:

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention:

Email:

At any time, any party may, by notice given in accordance with this Section 7 to the other party, provide updated information for notices under this Agreement.

Section 8.        Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs or expenses; provided, however, that the Company shall promptly reimburse the Irenic Parties for their reasonable documented and out of pocket fees and expenses, including legal fees, arising out of or related to the negotiation and execution of this Agreement, in an amount not to exceed $150,000.

Section 9.        Specific Performance; Remedies; Venue; Waiver of Jury Trial.

(a)          The Company and the Irenic Parties acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Irenic Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH IRENIC PARTY AGREES: (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY WAIVES THE POSTING OF A BOND OR OTHER SECURITY UNDER ANY APPLICABLE LAW, IN THE CASE THAT ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

(b)          This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware without giving effect to the choice of law principles of such state. The Company and each Irenic Party (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iii) agrees that any action or proceeding based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum, and (v) agrees that it will not bring any action based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement in any court other than such courts. The parties to this Agreement agree that the delivery of process or other papers based on, relating to, or arising in connection with any such action or proceeding in the manner provided in Section 7 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof; provided that such process or other papers based on, relating to, or arising in connection with any such action or proceeding is also contemporaneously delivered to the email address of such party set forth in Section 7 hereof (for the avoidance of doubt, such email shall not in and of itself constitute effective service of process).

(c)          Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waives any right that such party may have to a trial by jury in any litigation based on, relating to or arising in connection with this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

Section 10.        Severability. If, at any time subsequent to the Effective Date, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality, voidness or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

Section 11.        Termination. This Agreement will terminate upon the expiration of the Cooperation Period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding anything to the contrary in the foregoing part of this Section 11, Sections 6 to 16 shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

Section 12.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both or all of which shall constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. For the avoidance of doubt, no party shall be bound by any contractual obligation to the other parties until all counterparts to this Agreement have been duly executed by each of the parties and delivered to the other parties (including by means of electronic delivery).

Section 13.        No Third-Party Beneficiary. This Agreement is solely for the benefit of the Company and the Irenic Parties and is not enforceable by any other Person. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties in their respective sole discretions, and any assignment in contravention hereof will be null and void.

Section 14.        No Waiver. No failure or delay by any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any breach of any provision hereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver shall be effective unless in writing, executed by the waiving party.

Section 15.        Entire Understanding; Amendment. This Agreement and the Information Sharing Agreement, dated as of December 21, 2023, among the Company and the Irenic Parties, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements, and understandings, whether written or oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Irenic Parties. In the event of conflict between this Agreement and any other agreement between or among the Company (or any of its Affiliates), on the one hand, and the Irenic Parties (or any of their Affiliates), on the other hand, relating to the subject matter of this Agreement, this Agreement shall govern and control unless a subsequent agreement explicitly states otherwise.

Section 16.        Interpretation and Construction. The Company and each Irenic Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same after having had an adequate opportunity to seek the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguity in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Irenic Party, and any controversy over any interpretation of this Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When a reference is made in this Agreement to any Section, such reference shall be to a Section of this Agreement, unless otherwise expressly indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein”, “hereto”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented, except that references to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

IRENIC CAPITAL MANAGEMENT LP

By:	Irenic Capital Management GP LLC,
its general partner

By:	/s/ Andy Dodge
Name:	Andy Dodge
Title:	Managing Member

Irenic Capital Management GP LLC

By:	/s/ Andy Dodge
Name:	Andy Dodge
Title:	Managing Member

Irenic Capital Evergreen Master Fund LP

By:	Irenic Capital Management GP LLC,
its general partner

By:	/s/ Andy Dodge
Name:	Andy Dodge
Title:	Managing Member

Irenic Capital Evergreen Fund GP LLC

By:	/s/ Andy Dodge
Name:	Andy Dodge
Title:	Managing Member

[Signature Page to Cooperation Agreement]

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Name:	Rick E Winningham
Title:	Chairman & Chief Executive Officer

[Signature Page to Cooperation Agreement]

Exhibit A

Form of

Amended and Restated Development and Commercialization Committee Charter

A-1

Exhibit A

Execution Version

THERAVANCE BIOPHARMA, INC.
AMENDED AND RESTATED DEVELOPMENT AND COMMERCIALIZATION COMMITTEE CHARTER

PURPOSE

The purpose of the Development and Commercialization Committee (the “Committee”) of the Board of Directors (the “Board”) of Theravance Biopharma, Inc. (the “Company”) is to assist the Board’s understanding, direction and oversight of, and advise management regarding, the Company’s (i) development activities and portfolio and (ii) commercial strategy, commercial execution and medical affairs activities, consistent with the strategic and operating goals of the Company.

MEMBERSHIP

The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board upon the recommendation of the Nominating/Corporate Governance Committee of the Board. In determining whether a director is eligible to serve as a Committee member, the Board shall consider the director’s regulatory, compliance, technical, scientific, medical, commercial, marketing, and/or sales expertise, as well as any other relevant operational or business experience, and the Committee will consist of at least two (2) members of the Board.

The members shall serve until their resignation, retirement or removal by the Board and/or until their successors are appointed.

The Board shall designate one member of the Committee as the Committee’s Chairperson. Each member of the Committee may be removed by the Board in its sole discretion. In the absence of that designation, the Committee may designate the chairperson by majority vote of the Committee’s members.

The heads of Development, Medical Affairs, and Commercial of the Company and the Chair of the Committee will develop agendas with input from the other members of the Committee, the CEO of the Company and the Chair of the Board or the Lead Independent Director, if there is one, of the Board. The Chair will then, in consultation with the other members of the Committee, set the agenda for meetings of the Committee and conduct the proceedings of meetings of the Committee. The agenda and information concerning the business to be conducted at each Committee meeting shall be provided to the members of the Committee in advance of each meeting in order to permit each member of the Committee reasonable time to review.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

1.            Provide strategic, directional, and operational advice and guidance to the Company regarding its development, medical affairs, and commercial risks, strategies, plans and programs;

2.            Periodically evaluate the alignment of the Company’s development, medical affairs, and commercial programs and progress with the Company’s strategic goals and objectives;

3.            Review longer-range, forward-looking opportunity and risk assessments presented by management for clinical development and commercialization of the Company’s programs;

4.            Advise the development and commercial elements of the Company’s long-range plan and lifecycle management plans;

5.            Periodically review, evaluate and advise the Board on the overall quality, competitiveness, strategy, direction and effectiveness of the Company’s development, medical affairs, and commercial programs;

6.            Conduct periodic reviews of the Company’s clinical and commercial strategies;

7.            Review, evaluate and advise the Board regarding the scientific rationale across the Company’s clinical studies;

8.            Review with management the key assumptions and risks of the future state of medical needs targeted by specific programs;

9.            Review commercial and medical launch strategies prior to regulatory approval of new products or indications;

10.            Periodically review partnering, alliance and licensing opportunities and, if requested, advise the Board and management on business development transactions;

11.            Periodically review intellectual property portfolio and its protection as well as patent strategy;

12.            Oversee the development of the Company’s governance, processes, organizational structure and other elements necessary for internal and external commercial, medical affairs and development portfolio decision making;

13.            Periodically monitor drug pricing, reimbursement, aggregate spending, field force investment, international markets and commercial performance relating to each of the Company’s approved drug products;

14.            Reviewing the Committee’s own charter, structure, processes and membership requirements; and

15.            Performing such other duties as may be requested by the Board.

In addition, the Committee may opt to refer any matter to the entire Board for consideration or the Board may opt to assume any matter for its consideration, notwithstanding the existence of this Committee. The existence of this Committee shall in no way limit the Board authority to consider or act on any matter.

2

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

The Committee has authority to obtain advice and assistance from outside legal, accounting or other advisors at the Company’s expense. The Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms.

MEETINGS

Commencing in 2024, the Committee shall meet at least two (2) times per year. The Committee may take action by unanimous written consent. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. All members of the Board are invited and strongly encouraged to attend meetings of the Committee although the Committee may exclude from its meetings any person it deems appropriate in order to carry out its responsibilities, including non- management directors who are not members of the Committee.

MINUTES AND RECORDS

The Committee will maintain written minutes of its meetings and actions by written consent, which minutes and actions will be filed with the minutes of the meetings and actions by written consent of the Board, as appropriate.

REPORTS

The Chair of the Committee will periodically report to the Board on the Committee’s deliberations and actions. The minutes of Committee meetings and actions by written consent of the Committee members will be made available to all Board members. For the avoidance of any doubt, any Committee member is permitted to privately share his or her views and recommendations to the Board regarding the results of the Committee’s deliberations and actions and any other matters that may be considered in furtherance of the Committee’s purposes.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members, as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

3

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Amended and Restated Memorandum and Articles of Association, form and delegate authority to subcommittees when appropriate. Each designated subcommittee shall establish its own schedule and maintain written minutes of its meetings, which shall be filed with the minutes of the meetings of the Board.

WEBSITE POSTING

This Charter shall be made available on the Company’s website.

* * * *

The Board has formed the Committee to assist the Board in directing the Company’s affairs, and this Charter has been adopted in furtherance of this purpose. While this Charter should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Amended and Restated Memorandum and Articles of Association, it is not intended to establish by its own force any legally binding obligations.

Adopted and effective December 21, 2023

4

Exhibit B

Form of Press Release

B-1

Exhibit B

Theravance Biopharma, Inc. Announces Appointment of Jeremy Grant to Board of Directors

Enters into Cooperation Agreement with Shareholder Irenic Capital

Reaffirms Intention to Return All Excess Capital to Shareholders and Maximize

Shareholder Value

DUBLIN, December 21, 2023 – Theravance Biopharma, Inc. (“Theravance” or the “Company”) (NASDAQ: TBPH) today announced the appointment to its Board of Directors of Jeremy Grant, who serves as a Special Advisor to Irenic Capital Management LP (“Irenic”). With the addition of Mr. Grant, Theravance has appointed four new directors to the Board since 2020.

“We are pleased to welcome Jeremy to the Theravance Board as a new independent director,” said Rick E Winningham, Chairman and CEO of Theravance. “Jeremy’s appointment underscores that Theravance values the perspectives of its investors and that the Board and management team are focused on our shared goal of maximizing value for shareholders. We look forward to benefitting from Jeremy’s financial background and perspectives as a seasoned investor.”

“I am excited to join the Theravance Board at this time,” said Mr. Grant. “Theravance is operating from a position of strength, and I look forward to working with my fellow directors to deliver value to shareholders.”

With the appointment of Mr. Grant, the Theravance Board will temporarily increase to 10 directors. As previously announced, Dr. Burton Malkiel has informed the Company that he does not intend to stand for re-election at the 2024 Annual General Meeting of Shareholders (the “2024 AGSM”), which is scheduled for May 8, 2024. Following the 2024 AGSM, the Board will comprise nine directors, eight of whom are independent.

In connection with today’s announcement, Theravance has entered into a cooperation agreement (the “Agreement”) with Irenic. Pursuant to the agreement, Irenic has agreed to customary standstill and voting commitments, among other provisions. The Agreement will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

“We appreciate the productive discussions we’ve had with Irenic and are pleased to have reached this agreement,” Mr. Winningham continued. “Since mid-2022, we have returned over $300 million to shareholders, reduced shares outstanding by approximately 35%, eliminated debt, enhanced governance, progressed ampreloxetine into Phase 3 and grown YUPELRI sales while streamlining our expense base. Theravance is committed to maximizing shareholder value and plans to maintain our disciplined approach to expense management and implement cost-cutting initiatives within G&A. As we did earlier this year in increasing our capital return program from $250 million to $325 million, our Board is pleased to reaffirm our commitment to return all excess capital to shareholders through repurchases or dividends.”

“Irenic invested in Theravance because we believe Rick and the team are well-positioned to complete the Phase 3 trial of ampreloxetine successfully and deliver value to shareholders from its market-leading respiratory portfolio,” said Adam Katz, Co-founder and Chief Investment Officer of Irenic. “We believe Theravance is committed to operating in a disciplined manner and delivering enhanced value to shareholders.”

About Jeremy Grant

Mr. Grant is the Founder and Managing Partner of Harbor Ridge LP, an investment firm, and a Special Advisor to Irenic Capital Management LP. He was previously an Associate Portfolio Manager at Elliott Management Corporation. Prior to Elliott, he worked as an investment professional at Oak Hill Advisors and as an analyst at Credit Suisse. Mr. Grant currently serves on the board of directors of Acosta Inc. and as an observer of the board of directors of Arconic Corporation. He is a CFA charterholder and graduated from the Wharton School at the University of Pennsylvania with a B.S. in Economics.

About Theravance Biopharma

Theravance Biopharma, Inc.'s focus is to deliver Medicines that Make a Difference® in people's lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension, has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in multiple system atrophy patients. The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris company. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

About Irenic

Irenic Capital Management LP is an investment management firm founded by Adam Katz and Andy Dodge. Based in New York City, Irenic works collaboratively with publicly traded companies to ensure operating activities, capital deployment and management incentives are all aligned to create value for the company and its owners. For more information about Irenic, please visit www.irenicmgmt.com.

Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of the management of the Company as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements and other risks affecting the Company are in the Company's Form 10-Q filed with the SEC on November 9, 2023, and other periodic reports filed with the SEC. In addition to the risks described above and in the Company’s filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

The Company plans to file proxy materials with the SEC in connection with the solicitation of proxies for the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”). Prior to the 2024 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a white proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the white proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investor.theravance.com/investor-relations.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Rick E Winningham, who beneficially owns approximately 4%, and James C. Kelly, through his affiliation with Weiss Asset Management LP, which beneficially owns approximately 15%, although Mr. Kelly disclaims beneficial ownership of such shares) own in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2023 annual meeting of shareholders (the “2023 Proxy Statement”), filed with the SEC on March 28, 2023. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2023 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Investor Contact:

investor.relations@theravance.com

650-808-4045